                                                                   EXHIBIT 10.18


                            FOURTH AMENDMENT TO LEASE

         THIS FOURTH AMENDMENT TO LEASE AGREEMENT (hereinafter the "Fourth Amendment") is made and entered into this 11th day of March, 1999, by and between W. FRED WILLIAMS, TRUSTEE FOR THE BENEFIT OF HIGHWOODS/TENNESSEE HOLDINGS, L.P. (successor-in-interest to 3401 Associates, L.P., a Tennessee limited partnership, successor-in-interest to The Equitable Life Assurance Society of the United States) as "Landlord", and CHILDREN'S COMPREHENSIVE SERVICES, INC. (successor-in-interest to Vendell Healthcare, Inc., successor-in-interest to Rivendell of America, Inc.) as "Tenant".

         WHEREAS, Landlord and Tenant entered into a certain Lease dated September 26, 1989, and as subsequently amended on February 21,1990, by that "First Amendment to Lease" and on March 1, 1993, by that "Second Amendment to Lease" and on October 26, 1993 by that "Third Amendment to Lease" (all hereinafter referred to as the "Lease"), providing for the demise by Landlord to Tenant of office space in a certain office building now commonly known and designated as 3401 West End Avenue, Nashville, Tennessee (the "Building"), all as more specifically set forth in the Lease; and

         WHEREAS, Landlord and Tenant desire to renew the Lease, amend the rental rate, and expand the premises by 4,056 rentable square feet; and

         WHEREAS, Tenant will now occupy 18,551 rentable square feet on the 4th floor of the East wing and 4,635 rentable square feet on the 5th floor of the East wing as described in Exhibit A-1

         NOW, THEREFORE, in consideration of mutual covenants and undertakings hereinafter set forth by and between the parties hereto, the Lease is hereby Amended as follows:

1. Amendment of Article I. "Lessee" Section. Line 5 of the Section captioned "Lessee" in Article I of the Lease shall be amended to provide the following:

                  "approximately 23,186 rentable square feet"

2.       Amendment of Article I, "Term" Section. The Section captioned "Term" of
         Article I of the Lease shall be deleted and the following substituted:

                  "The term of this Lease shall commence on June 1, 1999 and shall end on December 31, 2004 unless sooner terminated as provided herein, to be occupied and used by the Tenant for general offices and for no other purposes whatsoever."

3. Amendment of Article II, "Base Rental" Section. The Section captioned "Base Rental (a)" of Article II of the Lease shall be deleted and the following substituted:


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                  "The Tenant shall pay to the Landlord as Base Rent according to the following schedule:"

                  (18,551 rsf on 4th floor)
                   From        To          Rate       Monthly        Annually
                  ------    --------      ------     ----------    -----------
                  6/1/99     5/31/00      $19.95     $30,841.04    $370,092.48
                  6/1/00     5/31/01      $20.55     $31,768.59    $381,223.08
                  6/1/01     5/31/02      $21.17     $32,727.06    $392,724.72
                  6/1/02     5/31/03      $21.80     $33,700.98    $404,411.76
                  6/1/03     5/31/04      $22.45     $34,705.83    $416,469.96
                  6/1/04    12/31/04      $23.13     $35,757.05    $250,299.35(7 mos)


                  (4,635 rsf on the 5th floor)
                   From        To          Rate       Monthly        Annually
                  ------    --------      ------     ----------    -----------
                  6/1/99    12/31/99      $16.00     $ 6,180.00    $ 43,260.00(7 mos)
                  1/1/00     5/31/00      $19.95     $ 7,705.69    $ 38,528.45(5 mos)
                  6/1/00     5/31/01      $20.55     $ 7,937.44    $ 95,249.28
                  6/1/01     5/31/02      $21.17     $ 8,176.91    $ 98,122.92
                  6/1/02     5/31/03      $21.80     $ 8,420.25    $101,043.00
                  6/1/03     5/31/04      $22.45     $ 8,671.31    $104,055.72
                  6/1/04    12/31/04      $23.13     $ 8,933.96    $ 62,537.72(7 mos)

                  * Current base year for this space will remain the same through 12/31/99

                  (Storage Rent)
                  Suite              Size               Monthly Rent
                  -----              ----               ------------
                  4B               281 rsf               $187.33 p/m
                  5A               112 rsf               $ 74.67 p/m

4. Amendment of Article II, "Net Rentable Area" Section. The Section captioned "Net Rentable Area" of Article II of the Lease shall be deleted and the following substituted:

                  "The Net Rentable Area of the Building shall, for all purposes, be deemed to be 254,442 square feet, and the Net Rentable Area of the Premises shall be deemed to be 23,186 square feet."

5. Operating Expenses. The Base Year for taxes and operating expenses shall be the full calendar year of 1999. The 1999 Base Year will be effective June 1, 1999 for the 4th floor space and January 1, 2000 for the 5th floor space.

6. Option to Renew. Tenant shall have the option to renew this Lease for one (1) successive five (5) year term under the same terms and conditions of the Lease, except that Base Rent for the renewal term shall be calculated at the then current market rate for the Premises, provided however, that: 1) the Tenant shall have notified the Landlord in writing of its election to renew the term at least six (6) months prior to the commencement of such term,


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         and 2) at the time of such election and at the time of commencement of such term, the Tenant shall not be in default under any of the terms, covenants or conditions of the Lease with respect to a matter as to which notice of default has been given hereunder and which has not been remedied within the time limited in this Lease and this Lease has not been terminated.

7. Amendment of Article II, "Operating Expense" Section Paragraph (g). Paragraph (g) of the Section captioned "Operating Expense" in Article II of the Lease shall be amended as follows:

                  "Landlord will provide Tenant with a total of seventy-seven
                  (77) parking spaces at no cost. Seventy-one spaces will be non-reserved and six (6) spaces will be reserved."

8. Amendment of Article V. "Brokerage" Section. The Section captioned "Brokerage" of Article V of the Lease shall be amended by deleting the reference to any Broker other than Grubb and Ellis/Centennial.

9. Tenant Improvements. Landlord will provide an allowance of up to $248,555 to be used solely for improvements to the Premises. The tenant improvement allowance is inclusive of all architectural and engineering costs. There will be no rental abatement or refund to the tenant for any unused portion of the allowance.

10. Termination Option. Tenant shall have a one (1) time option to terminate the Lease on December 31, 2002 by providing at least six (6) months written notice to Landlord. Prior to termination of Lease, Tenant will pay in a lump sum an amount of all unamortized costs associated with tenant improvements (5 year amortization at an interest rate of 12%) and the total of the unamortized real estate brokers commission and will pay a termination fee equal to three (3) months rent at the rental rate of $21.80 per rentable square foot as outlined in the Lease.

11. Definitions. Definitions and terms used in this Fourth Amendment shall have the same definitions set forth in the Lease.

12. Incorporation. This Fourth Amendment shall be incorporated into and made a part of the Lease and all provisions of this Lease not expressly modified or amended shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Amendment to Lease Agreement by proper person thereunto authorized to do so on the day and year first written above.

LANDLORD:

W. FRED WILLIAMS, TRUSTEE FOR THE
BENEFIT OF HIGHWOODS/TENNESSEE HOLDINGS, L.P.

By: /s/ W. Brian Reames
   ---------------------------------------
   W. Brian Reames, as Authorized Agent for
   W. Fred Williams, Trustee, under that
   certain Amended and Restated Trust
   Agreement effective as of November 27,
   1996 by and between Highwoods/Tennessee
   Holdings, L.P. and W. Fred Williams


Title: Vice President

Date: 3-12-99
     --------------------

TENANT:

CHILDREN'S COMPREHENSIVE SERVICES, INC.
(Assignee of Vendell Healthcare, Inc.)

By: /s/ Donald B Whitfield
   ---------------------------------------

Title: VP-Finance/CFO
       -----------------------------------

Date:    March 11, 1999
      ------------------------------------